EXHIBIT 4.4

                          REGISTRATION RIGHTS AGREEMENT

                                                                    MAY 26, 2004

TO:     THE SEVERAL HOLDERS OF CERTAIN SHARES OF
        COMMON STOCK OF MILLER INDUSTRIES, INC.
        IDENTIFIED ON EXHIBIT A HERETO:

Gentlemen:

       This Registration Rights Agreement (the "Agreement") confirms that, in connection with your agreement to purchase shares of common stock of Miller Industries, Inc. (the "Company") being issued to you by the Company, without registration under the Securities Act (as defined below), the Company and you covenant and agree as follows:

       1. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

              "Commission" means the Securities and Exchange Commission, or any succeeding federal agency at the time administering the Securities Act.

              "Common Stock" means the common stock, $.01 par value per share, of the Company.

              "Closing Date" means the date first above-written.

              "Holders" refers to you and any subsequent holder or holders of record of any of the shares of Restricted Stock while such shares retain that status as defined below.

              "Restricted Stock" means the aggregate of up to 480,000 shares of Common Stock being issued by the Company on the Closing Date to you and certain other select investors in a private offering, each of whom has completed a Subscription Agreement (in the form included in the Confidential Subscription Booklet that contains this Agreement) that has been accepted by the Company as provided therein, to the extent that any certificate therefor is required to bear the legend pursuant to and as set forth in Section 2 hereof.

              "Securities Act" means the Securities Act of 1933, as amended, or any succeeding federal statute, and, as applicable, the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

       2. RESTRICTIVE LEGEND. Each certificate representing shares of Restricted Stock as initially issued, and, except as otherwise provided in Section 3, each certificate issued upon exchange or transfer of any Restricted Stock, has been or shall be stamped or otherwise imprinted with a legend substantially in the following form:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), OR ANY STATE SECURITIES LAW, AND HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR PURPOSES OF INVESTMENT AND HAVE BEEN ISSUED OR SOLD IN RELIANCE ON STATUTORY EXEMPTIONS CONTAINED IN THE FEDERAL ACT OR AVAILABLE UNDER APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE FEDERAL ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS; IN THE CASE OF RELIANCE UPON AN EXEMPTION, THE COMPANY MUST HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSACTION IS EXEMPT AND DOES NOT REQUIRE SUCH REGISTRATION OF THE SHARES."

       3. NOTICE OF PROPOSED TRANSFER.

              (a) NOTICE REQUIREMENT. Prior to any proposed transfer or other disposition of any Restricted Stock (other than under circumstances described in Section 4 or 5), the Holder shall give written notice to the Company of its intention to do so. Each such notice shall describe the manner of the proposed transfer or disposition and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transaction may be effected without registration under the Securities Act and applicable state securities laws, whereupon the Holder shall be entitled to transfer or otherwise dispose of such Restricted Stock in accordance with the terms of its notice. Each certificate for Restricted Stock transferred as provided above shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 under the Securities Act (or any other rule under the Securities Act permitting public sale without registration thereunder) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act or any applicable state securities law.

              (b) TERMINATION OF NOTICE REQUIREMENT. The foregoing restrictions on transfer and disposition of Restricted Stock shall terminate as to any particular shares of Restricted Stock, when such shares shall have been effectively registered under the Securities Act AND sold or otherwise disposed by the seller thereof in accordance with a method of disposition set forth in the registration statement covering such shares. At such time as the Restricted Stock is subject to an effective registration statement under the Securities Act, or whenever a Holder demonstrates to the Company (and its counsel) that the provisions of Rule 144(k) of the Securities Act are available to such Holder without limitation, such Holder shall be entitled to receive from the Company, without expense, a new certificate representing its shares of Restricted Stock not bearing the restrictive legend set forth in Section 2.

       4. AUTOMATIC REGISTRATION.

              (a) TIMING OF REGISTRATION. The Company agrees to use its best efforts to file a registration statement registering under the Securities Act (the "Registration Statement"), for public sale in the manner(s) specified by you or any other Holder, all the shares of Restricted Stock (or such lesser portion thereof as you or any other Holders thereof may specify) by June 2, 2004 or as soon as practicable thereafter. The Company shall use its best efforts to cause such Registration Statement to be declared effective by June 30, 2004 or as soon as practicable thereafter.



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

              (b) NOTICE OF FILING; UNDERWRITERS. The Company shall notify the Holders not less than ten (10) days before making its filing under the Securities Act. In addition to, or in lieu of, the methods of disposition set forth on Exhibit B, the Company shall use its best efforts to register the Restricted Stock for public sale in accordance with the methods of disposition specified by Holders to the Company within five (5) days of receipt of the Company's notice to them. If any such method of disposition shall be an underwritten public offering, the Holders of a majority of the shares of Restricted Stock requesting such method of distribution shall be entitled to designate the managing underwriter for such offering, subject to the reasonable approval of the Company. Other possible underwriters for the offering may be selected by other such requesting Holders, subject to reasonable approval by the Company and to the customary discretion of managing underwriters with respect to such matters.

              (c) LIMITATION ON INCLUDING OTHER SECURITIES. Upon consent of all of the Holders then holding shares of Restricted Stock, the Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in a manner consistent with any method of disposition specified by requesting Holders (or for sale pursuant to a firm commitment underwriting), shares of Common Stock to be sold by or for the account of other persons who may then be holding "piggyback" registration rights.

              (d) SUBSEQUENT REGISTRATION STATEMENTS. Until the Registration Statement has been declared effective, the Company will not file any new registration statement.

       5. PIGGYBACK REGISTRATION.

              (a) GENERAL AVAILABILITY. If the Company at any time (other than pursuant to Section 4) proposes to register any of its Common Stock under the Securities Act for sale to the public for cash, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8, or on another form not generally available for registering securities such as the Restricted Stock for sale to the public for cash), the Company will give written notice to all Holders of then outstanding Restricted Stock of its intention so to do. Upon the written request of any such Holder, given within five (5) days after receipt of any such notice, to register any of its shares of Restricted Stock (which request states the intended method of disposition thereof), the Company will use its best efforts to cause such shares of Restricted Stock to be included among the securities to be covered by the registration statement otherwise proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition of such Restricted Stock by the Holder in accordance with its written request; provided that the Company shall not be obligated to include such shares if to do so would cause it to violate any provisions of any other registration rights agreement to which it is a party. The Company's obligations hereunder shall terminate with respect to any shares of Restricted Stock that may be sold by the Holder thereof, without limitation, pursuant to the provisions of Rule 144(k) under the Securities Act.

              (b) CERTAIN VOLUME LIMITATIONS. The number of shares of Restricted Stock to be included pursuant to Section 5(a) in any registration statement that relates to an underwritten public offering may be reduced (pro rata among the requesting Holders of Restricted Stock based upon the respective numbers of shares so requested to be registered) if and to the extent that the managing underwriter thereof shall be of the opinion that the inclusion of all such shares would adversely affect the marketing of the securities included in such registration statement to be sold for the account of the Company or such other security holders.

              (c) CERTAIN OTHER RESTRICTIONS. Notwithstanding anything to the contrary contained in this Section 5, if there is a firm commitment underwritten offering of securities for the Company pursuant to a registration covering shares of Restricted Stock, AND if a selling Holder of Restricted Stock does not elect to sell its Restricted Stock to the underwriters of the Company's securities in connection with such offering, THEN such Holder (if requested by the managing underwriter) shall agree to refrain from selling any of its



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

shares of Restricted Stock that are otherwise registered pursuant to this
Section 5 during the period of distribution of the Company's securities by such underwriter(s) and during the period in which the underwriting syndicate, as such, participates in the after-market. Such Holder shall, however, be entitled to sell such shares, in any event, commencing on the 26th day after the effective date of such registration statement, if then lawful to do so under applicable securities laws and rules of the Commission.

       6. REGISTRATION PROCEDURES.

              (a) COMPANY OBLIGATIONS AND PROCEDURES. Whenever the Company is required under Section 4 or Section 5 hereof to use its best efforts to effect the registration of any of the Restricted Stock under the Securities Act, the Company will:

                     (i) prepare and file with the Commission (in the case of
              Section 4) a registration statement on an appropriate form of the Commission, use its best efforts to cause such registration statement to become effective and to cause such registration statement to remain effective for the period of the disposition contemplated thereby (determined as provided in Section 6(b));

                     (ii) prepare and file with the Commission such amendments
              and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period referred to in clause (i) above and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement, in accordance with the sellers' intended method or methods of disposition set forth in such registration statement, for such period;

                     (iii) furnish to each seller such number of copies of the
              registration statement and the prospectus included therein (including each preliminary prospectus and each amendment or supplement of a prospectus, if any) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

                     (iv) use its best efforts to register or qualify, or to
              secure an exemption therefrom, the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions (up to an aggregate maximum of ten (10), excluding jurisdictions in which an exemption is readily available) as the sellers of Restricted Stock shall reasonably request. The foregoing shall not obligate the Company to qualify to do business, or to subject itself to service of process generally, in any jurisdiction in which it is not otherwise so qualified or subject;

                     (v) immediately notify each seller under such registration statement and each underwriter, if any, at any time that a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (and each seller shall similarly immediately notify the Company and each underwriter);

                     (vi) use its best efforts to cause all such Restricted
              Stock to be listed or qualified on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed or qualified on the basis such securities are listed or qualified;

                     (vii) if the offering is underwritten, enter into such
              customary agreements (including underwriting agreements in customary form) and take all such other actions as the sellers



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

              of the Restricted Stock being sold or the underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Restricted Stock, including without limitation, to the extent reasonably requested, opinions of counsel customary in such registrations;

                     (viii) make available for inspection by any seller of
              Restricted Stock, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such seller or underwriter, all pertinent financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, provided that the Company receives assurances satisfactory to it (which may include written agreements) from each such person as to the confidential treatment and limited use of all such information; and

                     (ix) otherwise use its best efforts to comply with all
              applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

              (b) PERIOD OF DISPOSITION. For purposes of clauses (i) and (ii) of
Section 6(a) and for Section 4(c), the period of disposition of Restricted Stock in a firm commitment underwritten public offering shall extend until each underwriter has completed the distribution of all securities purchased by it, and the period of disposition of Restricted Stock in any other offering shall extend until the earlier of the public sale of all shares of Restricted Stock covered thereby or two years after the date of this Agreement.

              (c) CERTAIN OBLIGATIONS OF SELLERS. In connection with the registration hereunder, and as a condition to the Company's obligations hereunder to any such seller, each seller of Restricted Stock will furnish to the Company in writing such information with respect to such seller and its proposed disposition as shall be reasonably necessary in order to assure compliance with the Securities Act and with other federal and applicable state securities laws. Without limiting the generality of the foregoing, in connection with an underwritten public offering, each selling Holder of Restricted Stock electing such method of disposition agrees to enter into, as required, a written agreement with the managing underwriter (selected in the manner provided elsewhere herein) in such form and containing such provisions as are customary in the securities business for such an arrangement, and to complete and execute all questionnaires, powers of attorney, indemnities, and other documents or instruments reasonably required under such terms of the underwriting arrangements.

              (d) CESSATION OF SALES. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(v) hereof, such Holder will forthwith discontinue any disposition of Restricted Stock pursuant to the then current prospectus until
(i) such Holder is advised in writing by the Company that a new Registration Statement covering the offer of Restricted Stock has become effective under the Securities Act, (ii) such Holder receives copies of any required supplemented or amended prospectus, or (iii) such Holder is advised in writing by the Company that the use of the prospectus may be resumed; provided, however, that the Company shall use its best efforts to cure any such misstatement, omission or event that is applicable to the Registration Statement as soon as reasonably practicable after delivery of such notice. Such periods of discontinued use of the Registration Statement shall not exceed 30 days in any single instance and shall not exceed a total of 90 days in any calendar year. If so directed by the Company, on the happening of such event, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's


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

possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

       7. EXPENSES.

              (a) EXPENSES. All expenses incurred by the Company in complying with Sections 4 and 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance, if any, but excluding any Selling Expenses and excluding the fees and expenses described in the last sentence of this subparagraph (a), are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of any Restricted Stock are herein called "Selling Expenses". Fees and expenses of one counsel to the Holders are considered Registration Expenses, PROVIDED, THAT, such expenses shall not exceed $3,000. Fees and expenses of accountants or other advisors to a Holder or seller of Restricted Stock are not included as either Registration Expenses or Selling Expenses.

              (b) PAYMENT OF EXPENSES. The Company will pay all Registration Expenses; all Selling Expenses shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

       8. INDEMNIFICATION.

              (a) BY COMPANY. In connection with a registration of Restricted Stock under the Securities Act pursuant to Section 4 or 5, the Company will indemnify and hold harmless, to the extent permitted by law, each seller and each underwriter, if any, of Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, from and against all losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, underwriter, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made or omitted in conformity with information furnished by or on behalf of such seller, underwriter or controlling person in writing for use in such registration statement, prospectus, or amendment or supplement.

              (b) BY SELLERS. In connection with a registration of Restricted Stock under the Securities Act pursuant to Section 4 or 5, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless, to the extent permitted by law, the Company and each person who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, and each director of the Company, from and against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof,


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

or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or omitted in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by or on behalf of such seller for use in such registration statement, prospectus, amendment or supplement; PROVIDED FURTHER, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the public offering price of shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement. If the registration relates to an underwritten offering, and the seller sells its Restricted Stock through the underwriter(s) thereof, the seller (upon request by the underwriter(s)) will indemnify such underwriters, their officers and directors, and each person who controls such underwriters within the meaning of the Securities Act, to the same extent as provided above with respect to the indemnification of the Company or to such other extent as provided in Section 8(e).

              (c) PROCEDURES. Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment (based upon advice in a written opinion of qualified legal counsel) a conflict of interests between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume and continue the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed and continued, and the indemnifying party so notifies the indemnified party, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs incurred by the indemnified party for investigation and liaison with the counsel so selected, and the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's consent (which consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume and continue the defense of a claim will be obligated to pay the fees and expenses of counsel for an indemnified party with respect to such claim.

              (d) CONTRIBUTION. If the indemnification provided for in Sections 8(a) and 8(b) is unavailable or insufficient to hold harmless an indemnified party in respect of any loss, claim, damage, liability or action in respect thereof referred to therein, then each indemnifying party shall (in lieu of or in addition to, as the case may be, indemnifying such indemnified party) contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Restricted Stock, on the other, in connection with the statements or omissions that resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations, including any failure to give in a timely manner any notice required under such Sections. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or omission or alleged omission of a material fact relates to information supplied by the Company, on the one hand, or the sellers of such Restricted Stock, on the other hand, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (whether or not all of the sellers of such Restricted Stock were treated as one entity for such purpose) or by any other method of allocation that did not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of any loss, claim, damage,



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liability or action in respect thereof referred to in this Section 8(d), shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim in the manner provided in Section 8(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of fraudulent misrepresentation.

              (e) CONDITIONS ON INDEMNIFICATION OF UNDERWRITERS. The indemnification of underwriters provided for in this Section 8 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters.

       9. MISCELLANEOUS.

              (a) SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties, whether or not so expressed. Without limiting the generality of the foregoing, the registration rights conferred herein on you shall inure to the benefit of any and all subsequent Holders from time to time of the Restricted Stock for so long as the certificates representing the Restricted Stock shall be required to bear the legend specified in Section 2 hereof, subject to any time period limitations otherwise stated herein.

              (b) REMEDIES. Any person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

              (c) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of Holders of a majority of the shares of Restricted Stock then outstanding.

              (d) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

              (e) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and any one of which need not contain the signatures of more than one party, but all of which taken together shall constitute one and the same Agreement.

              (f) DESCRIPTIVE HEADINGS. The descriptive headings in certain portions of this Agreement are used for convenience of reference only. They do not constitute a part of this Agreement and shall not influence the construction or interpretation of any provision hereof.

              (g) NOTICES. All notices, demands, or other communications to be given or delivered under or by reason of any provision of this Agreement shall be in writing and shall be deemed to have been given (i) on the date delivered in person, (ii) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested,
(iii) on the date transmitted by telecopy facsimile, if sent by 5:00 P.M., Eastern Time, and confirmation of receipt thereof is reflected, or (iv) IF sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, with service charges or postage prepaid, THEN on the next business day after delivery to the courier



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service or U.S. Mail (in time for next day delivery). In each case (except for personal delivery), such notices, demands and other communications shall be sent to a Holder of Restricted Stock, at the address or facsimile number for such Holder on the Company's stock records (which for you is, as of the date of this Agreement, the address and facsimile number specified for you on the signature page hereof) and to the Company as follows:

                              Miller Industries, Inc.
                              8503 Hilltop Drive
                              Ooltewah, Tennessee  37363
                              Attention:  President and CEO
                              Facsimile No.:  (423) 238-6965

                              With a copy to:

                              Kilpatrick Stockton LLP
                              1100 Peachtree Street
                              Suite 2800
                              Atlanta, GA 30309
                              Attention:  David A. Stockton, Esq.
                              Facsimile No: (404) 816-6555

or to such other address or to the attention of such other person as the receiving party has specified by prior written notice to the sending party pursuant to this Section 9(g).

              (h) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Georgia, without regard to conflict of laws rules thereof.


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       Please confirm your agreement to and acceptance of this Agreement by countersigning and delivering to the Company a counterpart of this Agreement, whereupon this Agreement shall be a binding agreement among you, the Company, and each other such countersignatory.

                                         Very truly yours,

                                         MILLER INDUSTRIES, INC.




                                         By:  /S/  William G. Miller
                                            ------------------------------------
                                              William G. Miller
                                              Co-Chief Executive Officer

                       [SIGNATURES CONTINUED ON NEXT PAGE]




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AGREED TO AND ACCEPTED
as of the date first above-written:

ANVIL INVESTMENT ASSOCIATES, L.P.

ASHFORD CAPITAL MANAGEMENT, INC.
WITH DISCRETION F/B/O ANVIL
INVESTMENT ASSOCIATES, L.P.


By:  /S/  Theodore H. Ashford
   -----------------------------------
Name/Title:  Theodore H. Ashford for
Anvil Management Co., LLC, General Partner

                       [SIGNATURES CONTINUED ON NEXT PAGE]

AGREED TO AND ACCEPTED
as of the date first above-written:

ASHFORD CAPITAL PARTNERS, L.P.

ASHFORD CAPITAL MANAGEMENT, INC.
WITH DISCRETION F/B/O ASHFORD CAPITAL
PARTNERS, L.P.

By:  /S/  Theodore H. Ashford
   -----------------------------------
Name/Title:  Theodore H. Ashford for
Ashcap Corp., General Partner

                       [SIGNATURES CONTINUED ON NEXT PAGE]

AGREED TO AND ACCEPTED
as of the date first above-written:

WISCONSIN ALUMNI RESEARCH
FOUNDATION

ASHFORD CAPITAL MANAGEMENT, INC.
WITH DISCRETION F/B/O WISCONSIN
ALUMNI RESEARCH FOUNDATION



By:  /S/  Theodore H. Ashford
   -----------------------------------------------------------
Name:  Theodore H. Ashford

Title:  Chairman and CEO, Ashford Capital Management, Inc.





                       [SIGNATURES CONTINUED ON NEXT PAGE]

AGREED TO AND ACCEPTED
as of the date first above-written:

UNIVERSITY OF NOTRE DAME


ASHFORD CAPITAL MANAGEMENT, INC.
WITH DISCRETION F/B/O UNIVERSITY OF
NOTRE DAME DU LAC

By:  /S/  Theodore H. Ashford
   -----------------------------------------------------------
Name:  Theodore H. Ashford

Title:  Chairman and CEO, Ashford Capital Management, Inc.





                       [SIGNATURES CONTINUED ON NEXT PAGE]

AGREED TO AND ACCEPTED
as of the date first above-written:

PEPCO HOLDINGS RETIREMENT PLAN
MASTER TRUST


ASHFORD CAPITAL MANAGEMENT, INC.
WITH DISCRETION F/B/O PEPCO HOLDINGS
RETIREMENT PLAN MASTER TRUST



By:  /S/  Theodore H. Ashford
   -----------------------------------------------------------
Name:  Theodore H. Ashford

Title:  Chairman and CEO, Ashford Capital Management, Inc.

                                                                    EXHIBIT A TO
                                                   REGISTRATION RIGHTS AGREEMENT
                                                              DATED MAY 26, 2004

               Names, Addresses, Mail Addresses and Facsimile Nos.
                       of Certain Holders of Common Stock
                           of Miller Industries, Inc.

                    ----------------------------------------





ANVIL INVESTMENT ASSOCIATES, L.P.
P.O. Box 4172
Wilmington, DE  19807
Facsimile No.: (302) 655-8690

ASHFORD CAPITAL PARTNERS, L.P.
P.O. Box 4172
Wilmington, DE  19807
Facsimile No.: (302) 655-8690

WISCONSIN ALUMNI RESEARCH FOUNDATION
614 Walnut Street
P.O. Box 7365
Madison, WI  53707
Facsimile No.: (608) 263-1064

UNIVERSITY OF NOTRE DAME DU LAC
Investment Office
928 Grace Hall
Notre Dame, IN  46556
Facsimile No.: (574) 631-4095

PEPCO HOLDINGS RETIREMENT PLAN MASTER TRUST
5100 Harding Highway
Mays Landing, NJ  08330
Facsimile No.: (609) 625-6975

                                                                    EXHIBIT B TO
                                                   REGISTRATION RIGHTS AGREEMENT

                                                              DATED MAY 26, 2004

                   Methods of Disposition of Restricted Stock
                     in a Registration Pursuant to Section 4

                    ----------------------------------------



       The shares of Common Stock may be offered and sold by or for the account of a Selling Shareholder, from time to time as market conditions permit, on such exchange or other securities market in which the common stock is quoted or listed or otherwise, at prices and on terms then prevailing, or in negotiated transactions. The shares of Common Stock may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer (including a specialist or market maker) as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by a Selling Shareholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from a Selling Shareholder in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters", within the meaning of the Securities Act, in connection with such sales.